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                                    EXHIBIT B

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
               PRECEDING JANUARY 27, 1999 THROUGH THE DATE HEREOF




           # of Shares    Price     Transaction place and      Person Causing
   Date     Purchased   per Share          manner                Transaction
   ----     ---------   ---------          ------                -----------


12-18-98       100       $ 14.625   NASDAQ National Market  Bennett Lindenbaum
                                    (open market purchase)

12-31-98     1,185       $ 15.000   NASDAQ National Market  Basswood Financial
                                    (open market purchase)    Partners, L.P.

12-31-98        52       $ 15.000   NASDAQ National Market  1994 Garden State,
                                    (open market purchase)    L.P.

12-31-98       251       $ 15.000   NASDAQ National Market   Basswood Interna-
                                    (open market purchase)    tional Fund, Inc.

12-31-98        12       $ 15.000   NASDAQ National Market   Whitewood Financial
                                    (open market purchase)    Partners, L.P.